Exhibit 10.22

Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement

This Amendment to Securities Purchase Agreement, Secured Convertible Debenture  and Security Agreement (“Amendment”) is entered into this _21st_ day of June 2007 by and among C-Mark International, Inc., a South Carolina corporation, with headquarters located at 4130 E. Van Buren, Suite 325, Phoenix, AZ 85008 (the “Company”), and Trafalgar Capital Specialized Investment Fund, Luxembourg (“Buyer”).

WHEREAS, the Company and Buyer have executed a Securities Purchase Agreement (“Purchase Agreement”) and corresponding Security Agreement, (“Security Agreement”) both effective May 15, 2007 through which the Buyer purchased an aggregate of $700,000 worth of secured convertible debentures (the “Convertible Debentures”), which are convertible into shares of the Company’s common stock, par value $.0001 (the “Common Stock”) (as converted, the “Conversion Shares”); and

WHEREAS, the Company has requested that the terms of such Security Agreement be revised as set forth herein to substitute new Collateral as set forth herein; and

WHEREAS, to induce Buyer to agree to such substitution, the Company has agreed to also amend the terms of the Purchase Agreement as set forth herein, and

WHEREAS the Company and Buyer have mutually agreed to the following terms which shall be incorporated into the Purchase Agreements as if the Purchase Agreement originally included such terms;

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit A to the Security Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

2.	Section 4(g) of the Purchase Agreement is hereby amended to include the following subsection (iv):

(iv)
The Company shall issue to the Buyer a warrant to purchase five hundred thousand (500,000) shares of the Company’s Common Stock for a period of five (5) years at an exercise price of ten cents ($0.10) per share (“Warrant 4”). The Company agrees to register the shares underlying Warrant 4 pursuant to the Investor Registration Rights Agreement.  Warrant 4 shall be exercised on a cash basis provided that the Company is not in Default and the shares underlying Warrant 4 and all other Warrants held by the Buyer are subject to an effective registration statement.

3.	Section 1.01 of the Convertible Debentures is hereby amended to delete the following sentence:

“Upon the sixty-first (61st) day following the date hereof, the Company shall be deemed in default of this Debenture.”

And to insert in its place the following sentence:

In the event the receivables are received by the Company and the Debenture is repaid more than sixty (60) of the date hereof, the Company shall pay to Holder an amount equal to ten (12.5%) of the amount of this Debenture.  Notwithstanding the preceding sentence, upon the sixty-first (61st) day following the date hereof, the Company shall be deemed in default of this Debenture.

4.	The Company agrees to pay legal fees of $1,000 to James G. Dodrill II, P.A. for preparation of this Amendment.

5.	All other terms of the Purchase Agreement, Convertible Debentures and the Security Agreement remain unchanged.

6.
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment.

7.
This Amendment shall be governed by and construed and enforced in accordance with and governed by the laws of the State of Florida (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

IN WITNESS WHEREOF, the parties have executed this Amendment to Securities Purchase Agreement as of the Date first set forth above.

CMark International, Inc.	Trafalgar Capital Specialized Investment Fund, Luxembourg

By: /s/ Trafalgar Capital Sarl
Its: General Partner

By: /s/Charles Jones Jr.	/s/ Andrew Garai
Name: Charles Jones Jr.	Name: Andrew Garai
Title: President/CEO	Title: Chairman of the Board